UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 16, 2011

GLOBALSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33117 (Commission File Number)	41-2116508 (IRS Employer Identification No.)

300 Holiday Square Blvd. Covington, LA	70433
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (985) 335-1500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Amendment to Facility Agreement

On March 16, 2011, Globalstar, Inc. entered into an amendment to its Facility Agreement with the lenders and agent party thereto.  The amendment extended to March 31, 2011 the deadline for Globalstar to deliver to the lenders a certified copy of an initial special temporary authority from the United States Federal Communications Commission (FCC).

Item 8.01  Other Events.

On March 18, 2011, the International Bureau of the FCC adopted and released an order that modified licenses held by certain Globalstar subsidiaries that, among other things, will allow Globalstar to transmit signals from its second-generation satellites to ground stations and mobile earth terminals in the United States, effective upon French authorization of space operations under French law and registration of the satellites under the United Nations Registration Convention.

A press release regarding the FCC action is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1  Amendment #5 to Facility Agreement dated March 16, 2011
99.1  Press Release dated March 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSTAR, INC.

/s/ L. Barbee Ponder IV
L. Barbee Ponder IV
Vice President of Regulatory Affairs and
General Counsel

Date:  March 21, 2011